SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   July 31, 2008

PRIMORIS SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26000 Commercentre Drive, Lake Forest, CA 92630

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code (949) 598-9242

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 6, 2008, Primoris Services Corporation (“we” or “our”) filed a Current Report on Form 8-K (the “Original Form 8-K”).  Attached as Exhibit 10.23 to the Original Form 8-K was a copy of our Loan and Security Agreement (the “Agreement”), dated as of March 22, 2007, with LaSalle Bank National Association.  The schedules to the Agreement were inadvertently not included with the Agreement, as filed with the Original Form 8-K.  We are filing this Amendment No. 2 on Form 8-K/A solely for the purpose of adding the schedules to the Agreement.

A complete, executed copy of the Agreement, including all schedules, is being filed as Exhibit 10.23 to this Amendment No. 2.  For convenience purposes, we are also filing the First Amendment to the Agreement (Exhibit 10.24 to this Amendment No. 2) and the Second Amendment to the Agreement (Exhibit 10.25 to this Amendment No. 2) that were included in the Original Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Exh. No.	Description

10.23	Loan and Security Agreement, dated as of March 22, 2007, by and among Primoris Corporation, the predecessor to Primoris Services Corporation, and LaSalle Bank National Association
10.24	First Amendment (dated August 5, 2007) to Loan and Security Agreement between Primoris Corporation, the predecessor to Primoris Services Corporation, and LaSalle Bank National Association
10.25	Second Amendment (dated July 11, 2008) to Loan and Security Agreement between Primoris Corporation, the predecessor to Primoris Services Corporation, and LaSalle Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Date: August 3, 2010	By:	/s/ Peter J. Moerbeek

		Name:	Peter J. Moerbeek
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exh. No.	Description

10.23	Loan and Security Agreement, dated as of March 22, 2007, by and among Primoris Corporation, the predecessor to Primoris Services Corporation, and LaSalle Bank National Association
10.24	First Amendment (dated August 5, 2007) to Loan and Security Agreement between Primoris Corporation, the predecessor to Primoris Services Corporation, and LaSalle Bank National Association
10.25	Second Amendment (dated July 11, 2008) to Loan and Security Agreement between Primoris Corporation, the predecessor to Primoris Services Corporation, and LaSalle Bank National Association